                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

  Filed by the Registrant /x/

  Filed by a Party other than the Registrant / /

  Check the appropriate box:
                                                          / / Confidential, For Use of the Commission Only (as
  / / Preliminary Proxy Statement                             permitted by Rule 14a-6(e)(2))
  /x/ Definitive Proxy Statement
  / / Definitive Additional Materials
  / / Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                        The Estee Lauder Companies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

  Payment of Filing Fee (Check the appropriate box):

  /x/ No fee required.

  / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

  (5) Total fee paid:

--------------------------------------------------------------------------------

  / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

  / / Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

--------------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

  (3) Filing Party:

--------------------------------------------------------------------------------

  (4) Date Filed:

--------------------------------------------------------------------------------

The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY 10153

                                                                      [LOGO OF
                                                                      ESTEE
                                                                      LAUDER
                                                                      COMPANIES]

Leonard A. Lauder
Chairman

                                                                 October 4, 2000

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders. It will be held on Thursday, November 9, 2000, at 10:00 a.m., local time, at The Essex House in New York City.

     The enclosed notice and proxy statement contain details concerning the meeting. The Board of Directors recommends a vote "FOR" all the following items of business:

     1. Election of two Directors to serve until the 2003 Annual Meeting of Stockholders;

     2.  Approval of the Non-Employee Director Share Incentive Plan; and

     3. Ratification of the Board's appointment of Arthur Andersen LLP as independent auditors for the 2001 fiscal year.

     Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

     I look forward to seeing you at the Annual Meeting.



                                                /s/ Leonard A. Lauder

                        THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:

     Thursday, November 9, 2000, at 10:00 a.m., local time

PLACE:

     The Essex House
     Grand Salon
     160 Central Park South
     New York, New York

ITEMS OF BUSINESS:

     1. To elect two Directors to serve until the 2003 Annual Meeting of Stockholders;

     2. To approve the Non-Employee Director Share Incentive Plan; and

     3. To ratify the Board's appointment of Arthur Andersen LLP as independent auditors for the 2001 fiscal year.

     We also will transact such other business as may properly come before the meeting and any adjournments or postponements.

WHO MAY VOTE?

     Stockholders of record of the Class A Common Stock and Class B Common Stock at the close of business on September 15, 2000 are entitled to notice of and to vote at the meeting and any adjournments or postponements.

ADMISSION TO THE MEETING:

     ADMISSION TO THE MEETING WILL REQUIRE A TICKET. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, please request a ticket by writing to the Investor Relations Department at The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership, which you can obtain from your bank, broker or other intermediary, must accompany your letter.

                                          By Order of the Board of Directors

                                          PAUL E. KONNEY
                                          Senior Vice President,
                                          General Counsel and Secretary

New York, New York
October 4, 2000

     YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                        THE ESTEE LAUDER COMPANIES INC.
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153

                                                                 October 4, 2000

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 2000


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estee Lauder Companies Inc. (the "Company", "we" or "us"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in the Grand Salon at The Essex House, 160 Central Park South, New York, New York, on Thursday, November 9, 2000, at
10:00 a.m., local time, and at any adjournment or postponement thereof.

     All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons signing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Annual Meeting. The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is October 4, 2000.

     All properly signed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of Directors to serve until the Annual Meeting of Stockholders in 2003, stockholders may vote in favor of all nominees or withhold their votes as to any or all nominees. Regarding the other proposals to be voted upon, stockholders may vote in favor of a proposal, may vote against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given, the shares represented by a signed proxy will be voted:

     1. FOR the election of all nominees as director;

     2. FOR the proposal to approve the Non-Employee Director Share Incentive Plan; and

     3. FOR the proposal to ratify the appointment of Arthur Andersen LLP as independent auditors.

     Directors will be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting in person or by proxy at the Annual Meeting. Under our bylaws, approval of the Non-Employee Director Share Incentive Plan and ratification of the appointment of Arthur Andersen LLP require the affirmative vote of a majority of the votes cast "For" or "Against" the proposal by holders of Class A Common Stock and Class B Common Stock. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals for these proposals, will have the practical effect of reducing the number of votes "For" needed to approve them.

     Only owners of record of shares of Class A Common Stock and Class B Common Stock at the close of business on September 15, 2000 are entitled to vote at the Annual Meeting or adjournments or postponements thereof. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share of Class A Common Stock so held. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share of Class B Common Stock so held. On September 15, 2000, there were 124,241,335 shares of Class A Common Stock and 113,679,334 shares of Class B Common Stock issued and outstanding.

     A list of stockholders as of the close of business on September 15, 2000, will be available for inspection during normal business hours from October 26, 2000 through November 8, 2000, at the office of Spencer G. Smul, Associate Counsel and Assistant Secretary of the Company, at 767 Fifth Avenue, New York, New York.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

BOARD OF DIRECTORS

     The Board of Directors has fixed the number of Directors at eight. The Directors are divided into three classes, each serving for a period of three years.

     The stockholders elect approximately one-third of the members of the Board of Directors annually. The Directors whose terms will expire at the 2000 Annual Meeting of Stockholders are Fred H. Langhammer and Faye Wattleton, each of whom has been nominated to stand for reelection as a Director at the 2000 Annual Meeting, to hold office until the 2003 Annual Meeting and until his or her successor is elected and qualifies.

     In the unanticipated event that one or more of these nominees is unable or declines to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate a substitute nominee or nominees, in which event the persons named in the enclosed proxy will vote proxies for the election of such substitute nominee or nominees.

     Dr. P. Roy Vagelos, a member of the initial group of outside directors that joined our Board in January 1996, is retiring from the Board after the 2000 Annual Meeting of Stockholders. The Board gratefully acknowledges his numerous contributions to the Board, the Company and our stockholders.

     THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

--------------------------------------------------------------------------------
             NOMINEES FOR ELECTION TO TERM EXPIRING 2003 (CLASS I)
--------------------------------------------------------------------------------

                 Fred H. Langhammer                    Director since 1996
                                                       Age 56

[PHOTO] Mr. Langhammer has been Chief Executive Officer since January 2000 and President of the Company since 1995. He was Chief Operating Officer from 1985 through 1999. Mr. Langhammer joined the Company in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of the Company's operations in Germany. He is a member of the Board of Directors of Nabisco Holdings Corp., RSL Communications, Ltd., the Cosmetics, Toiletries and Fragrance Association, the German American Chamber of Commerce, Inc., and the American Institute for Contemporary German Studies at Johns Hopkins University. He is also a Senior Fellow of the Foreign Policy Association.

--------------------------------------------------------------------------------

                 Faye Wattleton                        Director since 1996
                                                       Age 57

[PHOTO] Ms. Wattleton is the President of the Center for Gender Equality and is an author, lecturer, media commentator and consultant to businesses, health organizations and non-profit entities. She is a past president of Planned Parenthood Federation of America, Inc. (from 1978 to 1992). She is a director of Empire Blue Cross & Blue Shield, the Henry J. Kaiser Family Foundation, the Quidel Corporation and Bio-Technology General. She is also a director of the Institute for International Education and Jazz at Lincoln Center and a member of the Advisory Council of Columbia University School of Public Health. She is the holder of 12 honorary degrees and was inducted into the National Women's Hall of Fame in 1993.

                 Ms. Wattleton is Chairman of the Audit Committee and the Nominating and Board Affairs Committee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              INCUMBENT DIRECTORS -- TERM EXPIRING 2001 (CLASS II)
--------------------------------------------------------------------------------

                 William P. Lauder                     Director since 1996
                                                       Age 40

[PHOTO] Mr. Lauder is President of Clinique Laboratories, Inc. Prior to July 1998, he was President of Origins Natural Resources Inc., and he had been the senior officer of that division since its inception in 1990. Prior thereto, he served in various positions since joining the Company in 1986. He is a member of the Board of Trustees of The Trinity School in New York City and the Boards of Directors of The Fragrance Foundation and the Educational Foundation for the Fashion Industries.

--------------------------------------------------------------------------------

                 Richard D. Parsons                    Director since 1999
                                                       Age 52

[PHOTO] Mr. Parsons is President of Time Warner Inc. From 1990 through 1994, he was Chairman and Chief Executive Officer of Dime Bancorp, Inc. Mr. Parsons is a director of Time Warner Inc. and Citigroup. Among his numerous community activities, he is Chairman of the Upper Manhattan Empowerment Zone Development Corporation and serves on the boards of Colonial Williamsburg Foundation, Lincoln Center, and the Metropolitan Museum of Art. He is also a trustee of Howard University.

                 Mr. Parsons is a member of the Nominating and Board Affairs Committee.

--------------------------------------------------------------------------------
             INCUMBENT DIRECTORS -- TERM EXPIRING 2002 (CLASS III)
--------------------------------------------------------------------------------

                 Leonard A. Lauder                     Director since 1958
                                                       Age 67

[PHOTO] Mr. Lauder has been Chairman of the Board of Directors since 1995. He was Chief Executive Officer of the Company from 1982 through 1999 and President from 1972 until 1995. Mr. Lauder formally joined the Company in 1958 after serving as an officer in the United States Navy. Since joining the Company, he has served in various positions, including executive officer positions other than those described above. He is Chairman of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of the University of Pennsylvania, a Trustee of The Aspen Institute and a Director of RSL Communications, Ltd. He also served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.

                 Mr. Lauder is a member of the Nominating and Board Affairs Committee.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 Ronald S. Lauder                      Director since 1988 and
                                                       from 1968 to 1986
                                                       Age 56

[PHOTO] Mr. Lauder has served as Chairman of Clinique Laboratories, Inc. and Chairman of Estee Lauder International, Inc. since returning from government service in 1987. Mr. Lauder joined the Company in 1964 and has served in various capacities, including those described above, since then. From 1983 to 1986, Mr. Lauder was Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he served as U.S. Ambassador to Austria. He is non-executive Chairman of the Board of Directors of Central European Media Enterprises Ltd. and is the co-founder, controlling investor and Chairman of the Board of Directors of RSL Communications, Ltd. He is Chairman of the Board of Trustees of the Museum of Modern Art.

--------------------------------------------------------------------------------

                 Marshall Rose                         Director since 1996
                                                       Age 63

[PHOTO] Mr. Rose is a managing partner of The Georgetown Group, a privately held real estate development and financial service group. He is a Trustee of BRT Realty Trust and a Director of One Liberty Properties Inc. Among his numerous civic activities, he is Vice Chairman of the Board of Lincoln Center, Inc., Chairman Emeritus of The New York Public Library, a Director and member of the Executive Committee of Bryant Park Restoration Corporation, and a member of the Executive Committee of the Board of Advisors of The Graduate School and University Center of the City University of New York.

                 Mr. Rose is a member of the Audit Committee and the Compensation Committee.

--------------------------------------------------------------------------------

OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 15, 2000 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers whose names appear in the summary compensation table and
(iv) all directors and executive officers as a group. Except as set forth in the notes to the table, the business address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. AS DESCRIBED IN THE NOTES TO THE TABLE, THE NAMED INDIVIDUALS SHARE VOTING AND/OR INVESTMENT POWER WITH RESPECT TO CERTAIN SHARES OF COMMON STOCK. CONSEQUENTLY, SUCH SHARES ARE SHOWN AS BENEFICIALLY OWNED BY MORE THAN ONE PERSON.

                                                          CLASS A
                                                      COMMON STOCK(1)
                                         -----------------------------------------
                                                                         SHARES            CLASS B          VOTING
                                                              STOCK    UNDERLYING        COMMON STOCK       POWER+
     DIRECTORS, EXECUTIVE OFFICERS                            UNITS    EXERCISABLE   --------------------   -------
          AND 5% STOCKHOLDERS              NUMBER      %     (#)(2)    OPTIONS (#)     NUMBER        %        %
---------------------------------------  ----------   ----   -------   -----------   -----------   ------   -------
The Estee Lauder 1994 Trust(3)(4)......   7,370,561    5.9        --           --     12,189,852    10.7      10.3

Leonard A. Lauder(4)(5)................  19,471,006   15.7        --    1,153,334     58,741,546    51.7      48.1

Ronald S. Lauder(4)(6).................  10,833,662    8.7        --      283,334     45,561,544    40.1      37.0

Ira T. Wender, as trustee(4)(7)........  12,788,945   10.3        --           --     16,036,006    14.1      13.7

William P. Lauder(4)(8)................   5,039,986    4.1        --       59,998      3,829,216     3.4       3.4

Gary M. Lauder(4)(9)...................   2,778,274    2.2        --           --      3,829,216     3.4       3.3

Joel S. Ehrenkranz, as
  trustee(4)(10).......................   3,456,238    2.8        --           --      7,675,370     6.8       6.4

Richard D. Parsons, as
  trustee(4)(11).......................   4,017,605    3.2        --           --     20,304,638    17.9      16.4

Putnam Investments, Inc.(12)...........  16,962,665   13.7        --           --             --      --       1.3

Jennison Associates LLC(13)............   6,788,400    5.5        --           --             --      --       0.5

Fred H. Langhammer(14).................     100,050    0.1   196,963      533,336             --      --         *

Marshall Rose(15)......................      15,449      *        --           --             --      --         *

P. Roy Vagelos, M.D....................      86,853      *        --           --             --      --         *

Faye Wattleton.........................       2,383      *        --           --             --      --         *

Daniel J. Brestle (16).................      12,544      *        --           --             --      --         *

Patrick Bousquet-Chavanne(17)..........       1,322      *        --           --             --      --         *

All directors and executive officers as
  a group (15 persons)(18).............  24,178,315   19.5   196,963    2,126,668    108,554,784    95.5      88.0

------------------
+ represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially by such person or persons.

* means less than 0.1%.

 (1) Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined below). The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion right.

 (2) The stock units are payable in a like number of shares of Class A Common Stock.

 (3) Includes up to 3,206,060 shares of Class A Common Stock that may be delivered pursuant to a forward purchase contract to the Estee Lauder Common Exchange Security Trust (the "TRACES Trust") on June 5, 2001 (subject to extension and subsequent acceleration) and up to 3,988,438 shares of Class A Common Stock that may be delivered pursuant to a forward purchase contract to the Estee Lauder Common Exchange Security Trust II (the "TRACES II Trust") on February 23, 2002 (subject to

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     extension and subsequent acceleration). The TRACES Trust and the TRACES II Trust are not affiliated with the Company, The Estee Lauder 1994 Trust or its trustees.

 (4) Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, Gary M. Lauder, each individually and as trustees of various trusts, Ira T. Wender, as trustee, Joel S. Ehrenkranz, as trustee, and Richard D. Parsons, as trustee, are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his or the trust's shares for the election of Leonard A. Lauder, Ronald S. Lauder and their respective designees as directors of the Company. See notes (7) and (10) for certain exceptions. Shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

 (5) Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows: 5,901,897 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power (including 3,394,986 shares of Class A Common Stock which are owed to Leonard A. Lauder by Ronald S. Lauder; such loan is secured by a pledge of 3,394,986 shares of Class B Common Stock); 5,479,302 shares of Class A Common Stock and 42,705,540 shares of Class B Common Stock as the sole individual general partner and the majority stockholder of the sole corporate general partner of a limited partnership and with respect to which he has sole voting and investment power; 7,370,561 shares of Class A Common Stock and 12,189,852 shares of Class B Common Stock as co-trustee of The Estee Lauder 1994 Trust with respect to which he shares voting power with Ronald S. Lauder, as co-trustee, and investment power with Ronald S. Lauder and Ira T. Wender, as co-trustees (see note (3) above); 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as an individual general partner of a limited partnership and as co-trustee of a trust (the "LAL Trust"), which is a general partner of the same limited partnership, and with respect to which he shares voting power with Ronald S. Lauder, who also is an individual general partner of the limited partnership and co-trustee of another trust (the "RSL Trust"), which is a general partner of the limited partnership, and investment power with Ronald S. Lauder, as an individual general partner of the limited partnership and as co-trustee of the RSL Trust, Richard D. Parsons and Ira
     T. Wender, as co-trustees of the RSL Trust, and Joel S. Ehrenkranz and Ira
     T. Wender, as co-trustees of the LAL Trust; 313,862 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power; and 390,000 shares of Class A Common Stock owned by Evelyn H. Lauder. Leonard A. Lauder disclaims beneficial ownership of the shares of Class A Common Stock owned by The Lauder Foundation and Evelyn H. Lauder. Exerciseable options include options with respect to 20,000 shares granted to Evelyn H. Lauder. In addition, Leonard A. Lauder has options with respect to another 4,066,666 shares granted to him pursuant to his prior employment agreement that are not yet exercisable. Evelyn H. Lauder has options with respect to another 135,000 shares granted to her pursuant to the Company's share incentive plans that are not yet exercisable.

 (6) Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows: 2,940,959 shares of Class A Common Stock and 29,522,356 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power; 3,182 shares of Class A Common Stock and 3,182 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power; 7,370,561 shares of Class A Common Stock and 12,189,852 shares of Class B Common Stock as co-trustee of The Estee Lauder 1994 Trust with respect to which he shares voting power with Leonard A. Lauder, as co-trustee, and investment power with Leonard A. Lauder and Ira
     T. Wender, as co-trustees (see note (3) above); 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as an individual general partner of a limited partnership and as co-trustee of the RSL Trust, which is a general partner of the same limited partnership, and with respect to which he shares voting power with Leonard A. Lauder, who also is an individual general partner of the limited partnership and co-trustee of the LAL Trust, which is a general partner of the limited partnership, and investment power with Leonard A. Lauder, as an individual general partner of the limited partnership and as co-trustee of the LAL Trust,

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     Richard D. Parsons and Ira T. Wender, as co-trustees of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust; 313,862 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power; 36,457 shares of Class A Common Stock as a Director of the Ronald S. Lauder Foundation with respect to which he shares voting and investment power; and 153,257 shares of Class A Common Stock as a Director of The Jewish Renaissance Foundation with respect to which he shares voting and investment power. Ronald S. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children, The Lauder Foundation, the Ronald S. Lauder Foundation and The Jewish Renaissance Foundation. Ronald
     S. Lauder borrowed shares of Class A Common Stock from certain Family Controlled Trusts (as defined below) and Leonard A. Lauder, which he sold in the Company's initial public offering. Ronald S. Lauder is obligated to repay the outstanding loans, which in the aggregate are in respect of 7,394,986 shares of Class A Common Stock, by delivering to the lending Family Controlled Trusts and Leonard A. Lauder shares equal in number to the borrowed shares. This obligation is secured by pledges of 1,000,000 of shares of Class A Common Stock and 6,394,986 shares of Class B Common Stock owned by Ronald S. Lauder as to which he has sole voting power and shares investment power with the respective pledgees. Ronald S. Lauder also has options with respect to 1,016,666 shares granted to him pursuant to his prior employment agreement that are not yet exercisable.

 (7) Includes shares owned beneficially or deemed to be owned beneficially by Ira T. Wender as follows: 3,000 shares of Class A Common Stock owned by his wife; 7,370,561 shares of Class A Common Stock and 12,189,852 shares of Class B Common Stock as co-trustee of The Estee Lauder 1994 Trust and with respect to which he shares investment power with Leonard A. Lauder and Ronald S. Lauder (see note (3) above); 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as co-trustee of the LAL Trust and as co-trustee of the RSL Trust, each of which trusts are general partners of a limited partnership, which owns the shares and with respect to which he shares investment power with Leonard A. Lauder, as co-trustee of the LAL Trust and as an individual general partner of the limited partnership, Ronald S. Lauder, as co-trustee of the RSL Trust and as an individual general partner of the limited partnership, Joel S. Ehrenkranz, as co-trustee of the LAL Trust, and Richard D. Parsons, as co-trustee of the RSL Trust; and 5,400,000 shares of Class A Common Stock with respect to which he has sole voting power as sole trustee of the RSL 4201 Trust.
     Mr. Wender disclaims beneficial ownership of such shares. Pursuant to a forward purchase contract between the RSL 4201 Trust and the TRACES Trust (which is not affiliated with Mr. Wender or the RSL 4201 Trust), the RSL 4201 Trust is required to deliver up to 5,400,000 shares of Class A Common Stock to the TRACES Trust on June 5, 2001. Shares owned by the RSL 4201 Trust are not subject to the Stockholders' Agreement. Mr. Wender's business address is 1133 Avenue of the Americas, New York, New York 10036.

 (8) Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows: 2,055,270 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 2,670,854 shares of Class A Common Stock and 3,829,216 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Joel Ehrenkranz, as co-trustees; and 313,862 shares of Class A Common Stock as a director of The Lauder Foundation and with respect to which he shares voting and investment power. William P. Lauder disclaims beneficial ownership with respect to shares of Class A Common Stock owned by The Lauder Foundation. William P. Lauder also has options with respect to 370,002 shares of Class A Common Stock granted to him pursuant to the Company's share incentive plans that are not yet exercisable.

 (9) Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows: 107,420 shares of Class A Common Stock directly and with respect to which he has sole voting and

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     investment power and 2,670,854 shares of Class A Common Stock and 3,829,216 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Mr. Ehrenkranz, as co-trustees. Gary M. Lauder's business address is ICTV Inc., 14600 Winchester Boulevard, Los Gatos, California 95030.

(10) Includes shares owned beneficially or deemed to be owned beneficially by Joel S. Ehrenkranz as follows: 2,670,854 shares of Class A Common Stock and 3,829,216 shares of Class B Common Stock as co-trustee of a trust and with respect to which he shares investment power with William P. Lauder and Gary
     M. Lauder, as co-trustee; 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as co-trustee of the LAL Trust, which is a general partner of a limited partnership, which owns the shares and with respect to which he shares investment power with Leonard A. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Ronald S. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the RSL Trust, Richard D. Parsons and Ira T. Wender, as co-trustees of the RSL Trust, and Ira T. Wender, as co-trustee of the LAL Trust; and 770,000 shares of Class A Common Stock with respect to which he has sole voting power as sole trustee of the LAL 4002 Trust. Mr. Ehrenkranz disclaims beneficial ownership of all such shares. Pursuant to a forward purchase contract between the LAL 4002 Trust and the TRACES Trust (which is not affiliated with Mr. Ehrenkranz or the LAL 4002 Trust), the LAL 4002 Trust is required to deliver up to 770,000 shares of Class A Common Stock to the TRACES Trust on June 5, 2001. Shares owned by the LAL 4002 Trust are not subject to the Stockholders' Agreement. Mr. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152.

(11) Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows: 2,221 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; 4,000,000 shares of Class A Common Stock and 16,458,484 shares of Class B Common Stock as trustee of trusts for the benefit of Aerin Lauder Zinterhofer and Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power; and 15,384 shares of Class A Common Stock and 3,846,154 shares of Class B Common Stock as co-trustee of the RSL Trust, which is a general partner of a limited partnership, which owns the shares and with respect to which he shares investment power with Ronald S. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Leonard A. Lauder, who is an individual general partner of the limited partnership and also a co-trustee of the LAL Trust, Ira T. Wender, as co-trustee of the RSL Trust, and Joel S. Ehrenkranz and Ira T. Wender, as co-trustees of the LAL Trust. Mr. Parsons disclaims beneficial ownership of all such shares, other than those owned by him directly. All of the shares of Class A Common Stock owned by trusts for the benefit of Aerin Lauder Zinterhofer and Jane Lauder represent shares owed to the trusts by Ronald S. Lauder to secure repayment of stock loans made to Mr. Lauder. Such loans, which were made to Mr. Lauder at the time of the Company's initial public offering, are secured by a pledge of 1,000,000 shares of Class A Common Stock and 3,000,000 shares of Class B Common Stock. Mr. Parson's business address is 75 Rockefeller Plaza, New York, New York 10019.

(12) Based on a Schedule 13G filed March 7, 2000 by Putnam Investments, Inc. and its affiliates (collectively "Putnam"). Putnam and two of its subsidiaries that are investment advisers share dispositive power over the shares, and Putnam and one of the subsidiaries share the power to vote 2,245,717 shares of Class A Common Stock. The principal address of Putnam is One Post Office Square, Boston, Massachusetts 02109.

(13) Based on a Schedule 13G filed February 11, 2000 by Jennison Associates LLC ("Jennison"), an investment adviser that is wholly owned by The Prudential Insurance Company of America. Jennison has sole power to vote 6,243,000 shares of Class A Common Stock and shares dispositive power over

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     6,788,400 shares of Class A Common Stock. The principal address of Jennison is 466 Lexington Avenue, New York, New York 10017.

(14) Excludes stock options with respect to 3,166,664 shares of Class A Common Stock granted to Mr. Langhammer under his prior employment agreement and the Fiscal 1999 Share Incentive Plan that are not exercisable.

(15) Includes shares of Class A Common Stock owned beneficially by Mr. Rose as follows: 7,449 shares directly, 1,000 shares indirectly as a director of a private foundation, and 7,000 shares as trustee of one of his children's trusts, in each case with respect to which he has sole voting and investment power. Mr. Rose disclaims beneficial ownership of shares owned by the foundation and by his child's trust. In addition, Mr. Rose defers the cash portion of his retainer and board fees in the form of cash-payout stock units. At September 15, 2000, he held units in respect of 1,176.20 shares of Class A Common Stock.

(16) Excludes stock options with respect to 533,334 shares of Class A Common Stock granted to Mr. Brestle under his previous employment agreement and the Company's Fiscal 1999 Share Incentive Plan that are not yet exercisable.

(17) Excludes stock options with respect to 350,000 shares of Class A Common Stock granted to Mr. Bousquet-Chavanne under the Company's Fiscal 1999 Share Incentive Plan that are not yet exercisable.

(18) See notes (3) through (6), (8), (11) and (14) through (17). Also excludes stock options with respect to an aggregate of 773,336 shares of Class A Common Stock granted to the executive officers whose names do not appear in this table or the notes thereto, which are not yet exercisable.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

     STOCKHOLDERS' AGREEMENT. Lauder Family Members (other than The Lauder Foundation, Aerin Lauder Zinterhofer, Jane Lauder, the LAL 4002 Trust, the RSL 4201 Trust and The 4202 Corporation) who own shares of Common Stock have agreed pursuant to the Stockholders' Agreement to vote all shares beneficially owned by them for Leonard A. Lauder, Ronald S. Lauder and one person, if any, designated by each as directors of the Company. Lauder Family Members, who are parties to the Stockholders' Agreement, beneficially owned, in the aggregate, on September 15, 2000, shares of Common Stock having approximately 89.8% of the voting power of the Company. The right of each of Leonard A. Lauder and Ronald S. Lauder to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. Currently, William P. Lauder is the nominee of Leonard A. Lauder and Richard D. Parsons is the nominee of Ronald S. Lauder. The right of each of Leonard A. Lauder and Ronald S. Lauder to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder Zinterhofer and Jane Lauder, Ronald
S. Lauder's daughters, will succeed to their father's rights if he should cease to be a director by reason of his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease.

     BOARD COMMITTEES. The Board of Directors has established three committees--the Audit Committee, the Compensation Committee and the Nominating and Board Affairs Committee.

     The Audit Committee members are Marshall Rose, P. Roy Vagelos, M.D. and Faye Wattleton, Chairman. The Committee, among other things, makes recommendations to the Board of Directors regarding the appointment of independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and the Company's Internal Control Department and reviews audit results.

     The Compensation Committee members are Marshall Rose and P. Roy Vagelos, M.D., Chairman. The Committee, among other things, has the authority to establish and approve compensation plans and arrangements with respect to the Company's executive officers and administers certain employee benefit plans, including the executive annual incentive plan and the share incentive plans.

     The Nominating and Board Affairs Committee Members are Leonard A. Lauder, Richard D. Parsons and Faye Wattleton, Chairman. The Committee, among other things, recommends nominees for election as members of the Board, considers and makes recommendations regarding Board practices and procedures and reviews the compensation for service as a Board member.

     BOARD AND BOARD COMMITTEE MEETINGS. In fiscal 2000, the Board of Directors met ten times, the Compensation Committee met seven times, the Audit Committee met four times and the Nominating and Board Affairs Committee met three times. The total combined attendance for all Board and Committee meetings was 96%.

     COMPENSATION OF DIRECTORS. Each director receives an annual cash retainer of $60,000 payable during the first three quarters of the calendar year. Committee Chairmen receive an additional annual retainer of $15,000.

     If the Non-Employee Director Share Incentive Plan is approved by stockholders at the Annual Meeting, an additional $25,000 will be payable by a grant of share units (accompanied by dividend equivalent rights) in the fourth quarter of the calendar year. Each unit is convertible into shares of Class A Common Stock on or after the first business day of the calendar year following the one in which the director ceases to be a member of the Board. The number of share units to be awarded is determined by dividing $25,000 by the average closing price of the Class A Common Stock on the twenty trading days next preceding the date of grant. In lieu of receiving share units, a director may elect to receive options in respect of Class A Common Stock. The number of shares subject to such option grant will be determined by dividing $75,000 by the closing price per share of the Class A Common Stock on the date of grant. Such price per share will be also be the exercise price per share of the options. Options will have 10-year terms (subject to post-service limitations). In no event will share units or stock options representing more than 5,000 shares be granted in connection with the annual stock retainer.

     On the date of the first annual meeting of stockholders which is more than six months after a director's initial election to the Board, the director receives a grant of 2,000 shares of Class A Common Stock (plus a cash payment in an amount to cover related taxes).

     Directors receive $1,500 for each board or committee meeting attended plus reimbursement of reasonable expenses of attending such meetings.

     If the Non-Employee Director Share Incentive Plan is approved by stockholders at the Annual Meeting, each director will receive an annual grant of options to purchase 5,000 shares of Class A Common Stock. The first grant would be on November 9, 2000. Subsequent grants would be subject to availability of shares under the plan or a successor plan. Options will have 10-year terms (subject to post-service limitations).

     Directors may elect to defer receipt of all or part of their cash-based compensation. The deferrals may take the form of stock equivalent units (accompanied by dividend equivalent rights) to be paid out in cash or may simply accrue interest until paid out in cash.

     DIRECTOR NOMINEES. The Nominating and Board Affairs Committee will consider stockholder recommendations of nominees with proven business judgment and experience and impeccable reputations. Proposed nominees should be able to satisfy the independence and other requirements to serve on our

Board's Audit and/or Compensation Committees. Stockholders who wish to suggest qualified candidates should send their written recommendation to Paul E. Konney, Senior Vice President, General Counsel and Secretary, The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Any recommendation should be accompanied by detailed information regarding the proposed nominee's experience and qualifications and the stockholder making the recommendation. For stockholders intending to nominate an individual for election as a director, there are specific procedures set forth in our bylaws. See "Stockholder Proposals and Nominations".

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of the Class A Common Stock, to file forms reporting their initial beneficial ownership of common stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent beneficial owners also are required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or a written representation from a reporting person that no Form 5 was required, the Company believes that during the 2000 fiscal year all Section 16(a) filing requirements were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     FAMILY RELATIONSHIPS. Mrs. Estee Lauder and her late husband, Joseph Lauder, founded the Company. Until September 1995, Mrs. Lauder was Chairman of the Board of Directors. She is currently Founding Chairman, an honorary position. Her son, Leonard A. Lauder, is the Chairman of the Board of Directors. Her other son, Ronald S. Lauder, is a Director of the Company and Chairman of Estee Lauder International, Inc. and Clinique Laboratories, Inc. Leonard A. Lauder's wife, Evelyn H. Lauder, is Senior Corporate Vice President of the Company. Leonard A. Lauder and his wife have two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is President of Clinique Laboratories, Inc. and a Director of the Company. The Company does not employ Gary M. Lauder. Ronald S. Lauder and his wife, Jo-Carole Lauder, have two daughters, Aerin Lauder Zinterhofer and Jane Lauder. Aerin Lauder Zinterhofer is Executive Director, Creative Marketing of Estee Lauder (USA & Canada). Jane Lauder is Executive Director, Treatment Marketing for Clinique International.

     As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) Mrs. Estee Lauder and her estate, guardian, conservator or committee; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Mrs. Estee Lauder and/or Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Mrs. Estee Lauder, Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Mrs. Lauder and/or Lauder Descendants.

     ROYALTY ARRANGEMENTS. In 1969, the Company acquired from Mrs. Estee Lauder ownership of the trademark Estee Lauder outside the United States in exchange for royalty payments on sales of Estee Lauder brand products during Mrs. Lauder's lifetime. The royalty payments also relate to sales of Prescriptives products, which initially were sold under the Estee Lauder brand. The royalty with respect to those sales continues to be an obligation of the Company until Mrs. Estee Lauder's death. The royalty paid to Mrs. Lauder for fiscal 2000 amounted to $15.5 million.

     MASTER REGISTRATION RIGHTS AGREEMENT. Leonard A. Lauder, Ronald S. Lauder, The Estee Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder Zinterhofer, Jane Lauder, certain Family Controlled

Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and the Company are parties to a Registration Rights Agreement (the "Master Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder and Morgan Guaranty have three demand registration rights and The Estee Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estee Lauder 1994 Trust may be used only by a pledgee of The Estee Lauder 1994 Trust's shares of Common Stock. All the parties to the Master Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any pledgee of The Estee Lauder 1994 Trust under the Master Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

     The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders and the fees and expenses of the selling stockholders' counsel) in connection with any demand registrations, as well as any registration pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

     STOCKHOLDERS' AGREEMENT. All Lauder Family Members (other than The Lauder Foundation, Aerin Lauder Zinterhofer, Jane Lauder, the LAL 4002 Trust, the RSL 4201 Trust and The 4202 Corporation) that beneficially own shares of Common Stock are parties to a stockholders' agreement with the Company (the "Stockholders' Agreement"). The stockholders who are parties to the Stockholders' Agreement (who beneficially owned, in the aggregate, shares of Common Stock having approximately 89.8% of the voting power of the Company on September 15, 2000) have agreed to vote in favor of the election of Leonard A. Lauder and Ronald S. Lauder and one designee of each as directors. See "Additional Information Regarding the Board of Directors--Stockholders' Agreement." The Stockholders' Agreement also contains certain limitations on the transfer of shares of Class A Common Stock and Class B Common Stock. In addition, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted the other parties (the "Offerees") a right of first offer to purchase shares of Class A Common Stock the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member, except in certain circumstances, such as sales in a widely distributed underwritten public offering or sales made in compliance with Rule 144 under the Securities Act of 1933. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

     OTHER ARRANGEMENTS. The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For fiscal 2000, the rent paid or accrued was approximately $945,000, which equals the Company's lease payments for that space. In connection with the sublease, and subject to certain conditions, the Company has agreed to make certain improvements, the cost of which will be amortized over the term of the sublease and be payable by the sublessee. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. On account of fiscal 2000, the affiliate paid approximately $21.9 million pursuant to such agreement.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation awarded or paid to or earned by the chief executive officer and the four other most highly compensated executive officers of the Company in the last fiscal year for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended June 30, 2000, 1999 and 1998.

                             SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                         ------------------------------------------------
                                                                                              AWARDS
                                                                         ------------------------------------------------
                                                                               RESTRICTED                SECURITIES
                                                ANNUAL COMPENSATION              STOCK                   UNDERLYING
NAME AND PRINCIPAL                   FISCAL    ----------------------            AWARDS                   OPTIONS
POSITION                              YEAR     SALARY($)    BONUS($)              ($)                      (#)(A)
----------------------------------   ------    ---------    ---------    ----------------------    ----------------------
LEONARD A. LAUDER,                    2000     1,920,000    4,880,000                  --                 1,000,000
Chairman of the                       1999     1,840,000    4,005,400                  --                 1,000,000
Board(b)                              1998     1,760,000    3,857,000                  --                 1,000,000

FRED H. LANGHAMMER,                   2000     1,900,000    2,400,000           1,500,000(d)              1,400,000
President and Chief                   1999     1,725,000    1,725,000           1,500,000(d)                400,000
Executive Officer(b)                  1998     1,650,000    1,650,000           1,500,000(d)                400,000

PATRICK BOUSQUET-CHAVANNE,            2000     1,425,000(g)   700,000                  --                   100,000
President of Estee                    1999     1,384,000(g)   600,000                  --                   150,000
Lauder International, Inc.(f)

DANIEL J. BRESTLE,                    2000     1,014,700(i)   900,000                  --                   100,000
President of Estee                    1999     1,015,000(i)   850.000                  --                   100,000
Lauder (USA & Canada)(h)              1998       868,900(i)   716,500                  --                   100,000

WILLIAM P. LAUDER,                    2000       976,000(j)   808,000                  --                   100,000
President of Clinique                 1999       954,000(j)   750,000                  --                   100,000
Laboratories, Inc.(h)                 1998       532,200(j)   275,100                  --                    50,000


NAME AND PRINCIPAL                     ALL OTHER
POSITION                            COMPENSATION($)
----------------------------------  ---------------
LEONARD A. LAUDER,                      673,139(c)
Chairman of the                         742,971
Board(b)                                829,561

FRED H. LANGHAMMER,                     348,144(e)
President and Chief                     298,722
Executive Officer(b)                     14,800

PATRICK BOUSQUET-CHAVANNE,                8,963(e)
President of Estee                        4,550
Lauder International, Inc.(f)

DANIEL J. BRESTLE,                       20,555(e)
President of Estee                       20,629
Lauder (USA & Canada)(h)                 21,200

WILLIAM P. LAUDER,                        5,250(e)
President of Clinique                     4,550
Laboratories, Inc.(h)                     4,850

------------------
(a) The numbers of shares of Class A Common Stock underlying the options have been restated to reflect the two-for-one stock split on June 2, 1999.

(b) Prior to January 1, 2000, Mr. Lauder was Chairman of the Board and Chief Executive Officer and Mr. Langhammer was President and Chief Operating Officer.

(c) Amounts reported under "All Other Compensation" for fiscal 2000 include the estimated dollar value of the benefit to Mr. Lauder of Company-paid premiums in the amount of $668,139 on split dollar life insurance. A trust established by Mr. Lauder pays the term-life portion of the policy. The Company will recover all premiums paid by it at the time death benefits are paid, and may recover such amounts earlier under certain circumstances. The maximum potential value is calculated as if the fiscal year premiums were advanced to Mr. Lauder without interest until the time the Company expects to recover the premiums (i.e., upon his death). The amount reported for Mr. Lauder in fiscal 2000 also includes $5,000 of matching contributions made pursuant to the Company's qualified defined contribution plan.

(d) Reflects the dollar value (without consideration of the restrictions) of restricted stock units granted to Mr. Langhammer pursuant to his employment agreement. Additional stock units are credited to Mr. Langhammer in connection with dividends, which are payable in additional units. At the end of fiscal 2000, Mr. Langhammer held 153,845 restricted stock units. Based on the closing price of the Company's Class A Common Stock at the end of fiscal 2000, the value of such units (without consideration of the restrictions) was $7,603,000. The stock units are payable in shares of Class A Common Stock within 90 days after Mr. Langhammer's termination of employment. Pursuant to his employment agreement, he received an additional grant of 42,956 restricted stock units on July 1, 2000 and an additional grant of

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    162 restricted stock units pursuant to dividend equivalent rights on July 6, 2000. As of January 1, 2000, the Company converted 181,585 units then held by Mr. Langhammer to shares of Class A Common Stock with 100,000 shares being issued and 81,585 shares withheld for taxes.

(e) Amounts reported in fiscal 2000 include: (i) the estimated dollar value of the benefit to the named executive officer of Company-paid premiums for split dollar life insurance (calculated on the same basis as disclosed in note (c) above) as follows: Mr. Langhammer, $344,044, Mr. Bousquet-Chavanne, $2,188, and Mr. Brestle, $15,555; and (ii) matching contributions made on behalf of the named executive officer pursuant to the Company's qualified defined contribution plan as follows: Mr. Langhammer, $5,000; Mr. Bousquet-Chavanne, $8,963; Mr. Brestle, $5,000; and Mr. W. Lauder, $5,250.

(f) Mr. Bousquet-Chavanne became an executive officer when he rejoined the Company in September 1998.

(g) Includes a signing bonus of $200,000 and approximately $419,000 relating to the forgiveness of a portion of a loan from the Company and $15,000 for executive perquisites for fiscal 1999 and $440,000 related to forgiveness of a portion of a loan and $35,000 for executive perquisites for fiscal 2000. See "Employment Agreements--Patrick Bousquet-Chavanne" below.

(h) During fiscal 1998, Mr. Brestle was President of Clinique Laboratories, Inc., and Mr. W. Lauder was President of Origins Natural Resources Inc.

(i) Includes $14,700, $15,000 and $18,900 for executive perquisites in fiscal 2000, 1999 and 1998 respectively.

(j) Includes $26,000, $4,000 and $32,200 for executive perquisites in fiscal 2000, 1999 and 1998 respectively.

                          OPTION GRANTS IN FISCAL 2000

                                                                               INDIVIDUAL GRANTS
                                                    ------------------------------------------------------------------------
                                                     NUMBER OF       % OF TOTAL
                                                    SECURITIES       OPTIONS                                    GRANT DATE
                                                    UNDERLYING       GRANTED TO      EXERCISE                     PRESENT
                                                      OPTIONS        EMPLOYEES IN      PRICE      EXPIRATION      VALUES
                                                     (#)(1)(2)       FISCAL YEAR     ($/SH)(2)      DATE          ($)(3)
                                                    -------------    ------------    ---------    ----------    ------------
Leonard A. Lauder................................     1,000,000           13%         49.75        7/01/09       19,584,000
Fred H. Langhammer...............................       400,000            5%         49.75        7/01/09        7,834,000
                  ...............................     1,000,000           13%         50.4375      1/01/10       20,518,000
Patrick Bousquet-Chavanne........................       100,000            1%         49.75        7/01/09        1,958,000
Daniel J. Brestle................................       100,000            1%         49.75        7/01/09        1,958,000
William P. Lauder................................       100,000            1%         49.75        7/01/09        1,958,000

------------------
(1) The options granted in fiscal 2000 to the named executive officers have a term of 10 years and were granted pursuant to the executive officers' employment agreements or the Fiscal 1999 Share Incentive Plan.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy for valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value: expected average time of exercise of seven years, volatility of 30%, dividend yield of 0.5% and average risk-free rate of return of 6.2%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon the date when they are exercised.

   AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND 2000 FISCAL YEAR-END OPTION
                                     VALUES

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING               VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                    SHARES ACQUIRED     VALUE       AT FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
                                    ON EXERCISE       REALIZED    ---------------------------   ---------------------------
                                        (#)              ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                    ---------------   ---------   -----------   -------------   -----------   -------------
Leonard A. Lauder.................           --              --    1,133,334      4,066,666      38,486,477     72,516,648
Fred H. Langhammer................      100,000       4,004,375      400,002      2,799,998      13,452,151     35,319,724
Patrick Bousquet-Chavanne.........           --              --           --        250,000              --      3,339,844
Daniel J. Brestle.................       67,332       2,541,783       33,334        433,334         934,915      8,329,197
William P. Lauder.................           --              --       59,998        270,002       1,918,164      3,579,493

------------------
(1) The closing price per share on June 30, 2000, the last trading day in fiscal 2000, was $49 27/64.

PENSION PLANS

     The Company provides retirement benefits to its employees in the United States through a defined benefit plan, which is intended to be qualified under
Section 401 of the Internal Revenue Code, and a related non-qualified restoration plan. In general, for employees who were at least 50 years old and had five years of Company qualifying employment on January 1, 1993 or who had ten years of Company qualifying employment as of that date, retirement benefits pursuant to the plans are calculated as a multiple of years of qualifying Company employment, times final qualifying average compensation, times a percentage (currently 1.5%), offset by certain amounts calculated with reference to Social Security entitlements. For other employees, retirement benefits under the plans are the aggregate amount of annual credits (calculated with reference to total annual compensation, with certain items excluded) plus interest credits thereon. The benefits payable to Leonard A. Lauder and Fred H. Langhammer are calculated with reference to supplemental undertakings.

     Leonard A. Lauder has 42 years of qualifying Company employment and is retirement eligible. If he were to retire currently, his annual retirement benefits would be approximately $798,000. He (or his wife, estate or designee) also would be paid approximately $1.8 million per year, pursuant to an arrangement in his current and former employment agreements. Payments under such arrangement will commence upon the earliest to occur of his retirement, his death or his 70th birthday and will continue for ten years thereafter.

     Mr. Langhammer currently has 25 years of qualifying Company employment. If he retired at normal retirement age with 34 years of qualifying Company employment, his projected annual retirement benefit would be approximately $1.4 million payable during his lifetime.

     Mr. Bousquet-Chavanne currently has nine years of qualifying Company employment. If he retired at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $352,000 payable during his lifetime.

     Mr. Brestle currently has 22 years of qualifying Company employment. If he retired at normal retirement age with 32 years of qualifying Company employment, his projected annual retirement benefit would be approximately $432,000 payable during his lifetime.

     William P. Lauder currently has 14 years of qualifying Company employment. If he retired at normal retirement age with 39 years of qualifying Company employment, his projected annual retirement benefit would be approximately $536,000 payable during his lifetime.

EMPLOYMENT AGREEMENTS

     Leonard A. Lauder. Mr. Lauder's current employment agreement (the "2000 Agreement") provides for his employment as Chairman of the Board of the Company until such time as he resigns, retires or is terminated. The agreement provides for a base salary of $1.8 million per year. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans, and has a supplemental pension arrangement discussed above. Mr. Lauder's aggregate annual bonus opportunities for fiscal 2001 under the Executive Annual Incentive Plan amount to $1.8 million. Mr. Lauder may elect to defer certain of his cash compensation. Mr. Lauder is entitled to participate in the Fiscal 1999 Share Incentive Plan, but no grants have been made to him under that plan to date. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled", in which event Mr. Lauder will be entitled to
(i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the 2000 Agreement or, if no bonuses have been paid, his base salary (the "Leonard Lauder Bonus Compensation") and (iii) participate in the Company's benefit plans for two years. In the event of Mr. Lauder's death during the term of his employment, for a period of one year from the date of Mr. Lauder's death, his beneficiary or legal representative will be entitled to receive Mr. Lauder's base salary and the Leonard Lauder Bonus Compensation. Mr. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event
Mr. Lauder will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. Lauder's employment for any reason upon 60 days' written notice. In the event of termination by the Company (other than for cause) or a termination by Mr. Lauder for good reason after a change of control,
(a) Mr. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination,
(ii) receive the Leonard Lauder Bonus Compensation and (iii) participate in the Company's benefit plans and (b) in the case of termination by the Company (other than for cause), Mr. Lauder will not be subject to a non-competition covenant contained in the employment agreement. If Mr. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options previously granted to Mr. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

     Fred H. Langhammer. Mr. Langhammer's employment agreement provides for his employment as President and Chief Executive Officer of the Company through June 30, 2005, unless earlier terminated. The agreement provides for an annual base salary of $2.0 million. Mr. Langhammer is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. Mr. Langhammer is entitled to additional pension payments under a supplemental undertaking by the Company. See "Pension Plans" above. His employment agreement provides that his annual bonus opportunities under the Executive Annual Incentive Plan will not exceed 150% of his base salary. Mr. Langhammer may elect to defer certain of his cash compensation. He was granted options with respect to 1.0 million shares of Class A Common Stock on January 1, 2000 with an exercise price of $50.4375 per share. His agreement provides for additional annual option grants in respect of 500,000 shares. The grant made for fiscal 2001 has an exercise price of $43.6875 per share. In addition, Mr. Langhammer's agreement provides for the grant to him of $2.0 million worth of restricted stock units each year. On July 1, 2000, Mr. Langhammer received stock units with respect to 42,956 shares, accompanied by dividend equivalents which are payable in additional stock units. Stock units awarded in any fiscal year may be forfeited under certain circumstances if Mr. Langhammer is terminated during such year. The stock units will be paid in shares of Class A Common Stock at a time to be determined by the Company, but in no event later than ninety days after the termination of Mr. Langhammer's employment. Including grants that remain outstanding from his prior agreement, Mr. Langhammer currently holds restricted stock units in respect of 196,963 shares of Class A Common Stock. The Company may terminate Mr. Langhammer's employment at any time if he becomes "permanently disabled", in which event Mr. Langhammer will be entitled to (i) receive his base salary in effect at the time of termination (the "Langhammer Base Salary") for a period of one year after termination, (ii) receive his pro rata bonus through the date of termination and (iii) participate in the Company's benefit plans through the date of termination. In the event of Mr. Langhammer's death during the term of his employment, his beneficiary or legal representative will be entitled to receive the benefits of certain Company-sponsored insurance, including supplemental split-dollar arrangements. The Company may terminate
Mr. Langhammer's employment for any reason upon 60 days' written notice. In the event of (X) the Company's termination of the agreement (other than for cause) or (Y) Mr. Langhammer's termination of the agreement as a result of the Company's material breach thereof, which would include a material reduction in Mr. Langhammer's duties or responsibilities, or (Z) Mr. Langhammer's termination of his employment for good reason after a change of control of the Company, (a) Mr. Langhammer, for a period of three years from the date of termination (or until June 30, 2005), will be entitled to (i) receive the Langhammer Base Salary, (ii) receive his average bonus paid during the term of the agreement and
(iii) participate in the Company's benefit plans and (b) Mr. Langhammer will not be subject to a covenant not to compete contained in such agreement.
Mr. Langhammer may terminate his employment for any other reason at any time upon six months' written notice to the Company, in which event the Company shall have no further obligations after termination. If Mr. Langhammer receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options granted to Mr. Langhammer will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

     Patrick Bousquet-Chavanne. Mr. Bousquet-Chavanne's current employment agreement provides for his employment as President of Estee Lauder International, Inc. through June 30, 2001, unless earlier terminated. The agreement provides for automatic one-year renewals unless either party gives the other six months' prior notice of non-renewal. The agreement provides for a base salary of $1 million for fiscal 2001. Mr. Bousquet-Chavanne is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Bousquet-Chavanne bonus opportunities equal to $800,000 for fiscal 2001. The agreement provides for a signing bonus of $200,000 and a loan in the amount of $1 million from the Company. The loan is to be forgiven in five approximately equal annual installments of principal and accrued interest, and provision is to be made for the tax liability incurred by Mr. Bousquet-Chavanne thereby, during his continued employment by the Company. Mr. Bousquet-Chavanne may elect to defer certain of his cash compensation. Mr. Bousquet-Chavanne has been granted options with respect to 350,000 shares of Class A Common Stock so far during the term of the agreement. The Company may terminate Mr. Bousquet-Chavanne's employment at any time if he becomes "permanently disabled", in which event
Mr. Bousquet-Chavanne will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Bousquet-Chavanne's death during the term of his employment, his beneficiary or legal representative will be entitled to
(i) receive Mr. Bousquet-Chavanne's base salary in effect at the time of death through the date of his death and (ii) receive bonus compensation otherwise payable in respect of the fiscal year in which he dies pro-rated to the date of his death. In addition, the Company may terminate his employment agreement for any reason upon 60 days' written notice. In the event of the Company's termination of the agreement (other than for cause) at any time prior to the conclusion of fiscal 2000, Mr. Bousquet-Chavanne, for a period of two years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and (iii) participate in the Company's benefit plans. Mr. Bousquet-Chavanne may terminate the agreement as a result of the Company's material breach thereof, which would include a material reduction in his duties or responsibilities.

     Daniel J. Brestle. Mr. Brestle's current employment agreement provides for his employment as President of Estee Lauder (USA & Canada) through June 30, 2001, unless earlier terminated. The agreement provides for a base salary of $1 million for each fiscal year of the contract. Mr. Brestle is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Brestle bonus opportunities equal to $1.25 million for fiscal 2001. Mr. Brestle may elect to defer certain of his cash compensation. Mr. Brestle has been granted options with respect to 300,000 shares of Class A Common Stock so far during the term of this agreement. The Company may terminate Mr. Brestle's employment at any time if he becomes "permanently disabled", in which event Mr. Brestle will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred, and
(iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Brestle's death during the term of his employment, his beneficiary or legal representative will be entitled to (i) receive
Mr. Brestle's base salary in effect at the time of death to the last day of the month in which he dies and (ii) receive bonus compensation otherwise payable for the fiscal year prior to that in which he dies. Mr. Brestle may terminate his employment agreement at any time upon six months' written notice to the Company, in which event Mr. Brestle, for a period of six months from the date of termination, will be entitled to receive his base salary in effect at the time of termination. In addition, the Company may terminate his employment agreement for any reason upon 60 days' written notice. In the event of the Company's termination of the agreement (other than for cause), Mr. Brestle, for a period of one year from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 100% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and
(iii) participate in the Company's benefit plans. If Mr. Brestle terminates the agreement as a result of the Company's material breach thereof, which would include a material reduction in his duties or responsibilities, he will receive the same benefits as if the Company had terminated his employment agreement without cause and will not be subject to a covenant not to compete contained in the agreement. Upon termination for any reason, options previously granted to Mr. Brestle will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

     William P. Lauder. Mr. Lauder's current employment agreement provides for his employment as President of Clinique Laboratories, Inc. through June 30, 2001, unless earlier terminated. The agreement provides for a base salary of $950,000 for each fiscal year of the contract. Mr. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Lauder bonus opportunities equal to $950,000 for fiscal 2001. Mr. Lauder may elect to defer certain of his cash compensation. Mr. Lauder has been granted options with respect to 300,000 shares of Class A Common Stock so far during the term of this agreement. The Company may terminate Mr. Lauder's employment at any time if he becomes "permanently disabled", in which event Mr. Lauder will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination, (ii) receive unpaid bonus compensation otherwise payable for the fiscal year prior to that in which such disability occurred, and (iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Lauder's death during the term of his employment, his beneficiary or legal representative will be entitled to (i) receive for a period of one year Mr. Lauder's base salary in effect at the time of death and
(ii) receive bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies. Mr. Lauder may terminate his employment agreement at any time upon six months' written notice to the Company, in which event Mr. Lauder, for a period of six months from the date of termination, will be entitled to receive his base salary in effect at the time of termination and bonus compensation equal to 25% of his annual salary amount. In addition, the Company may terminate his employment agreement for any reason upon 60 days' written notice. In the event of the Company's termination of the agreement (other than for cause), Mr. Lauder, for a period of one year from the date of termination, will be entitled to

(i) receive his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term and (iii) participate in the Company's benefit plans. If Mr. Lauder terminates the agreement as a result of the Company's material breach thereof, which would include a material reduction in his duties or responsibilities, he will receive the same benefits as if the Company had terminated his employment agreement without cause and will not be subject to a covenant not to compete contained in the agreement.

     Each agreement described above also provides that the Company may require the executive to defer certain amounts to be received by him to the extent such amounts may not be deductible by reason of Section 162(m) of the Internal Revenue Code. Each employment agreement also contains certain confidentiality and non-competition provisions.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is designed to attract and retain high quality senior executives, and to motivate them to achieve both short-term and long-term Company, divisional and individual goals. The program currently in place is essentially a continuation of the program existing before the Company's initial public offering with the addition of stock-based elements. The Board of Directors formalized the program in fiscal 1996 after review by two compensation consultants. For fiscal 2000, compensation was paid primarily pursuant to employment agreements (which for certain executives include option and restricted stock unit grants), the Share Incentive Plans (which provide for stock-based compensation) and the Executive Annual Incentive Plan (for cash bonuses).

     The Compensation Committee, consisting solely of outside directors, oversees and approves compensation arrangements for the executive officers of the Company (including the opportunities and bonuses paid under the Executive Annual Incentive Plan) and administers the Company's Share Incentive Plans.

Salary and Bonuses

     The Committee believes that Company tenure and the level of responsibility undertaken by individual executives should be appropriately reflected in the establishment of base salary amounts. Additionally, the Committee believes that the performance-based bonus structure provided under the Company's Executive Annual Incentive Plan is of key importance. Accordingly, for executive officers in charge of sales divisions, a material portion of total bonus eligibility is tied to year-to-year improvement in financial and operational indicators measured at the divisional level. For executive officers in charge of corporate departments, bonuses are based in large part on improvements in the Company's net earnings. Bonuses also are based, in part, on the Company's performance against a comparative group. The comparative group includes all companies in the peer group in the proxy statement Performance Graph and a broader range of companies, which also compete with the Company for executive talent in the Committee's view. The Committee believes that both measurement standards serve to align the interests of executives with the interests of their fellow stockholders.

Stock Based Compensation

     In fiscal 2000, the Compensation Committee granted stock options under the Share Incentive Plans and certain employment agreements to certain executive officers. The size of each award reflected the recipient's position and anticipated level of future contribution. In certain cases, grants also were made to reward past performance.

Compensation of the Chief Executive Officer

     Mr. Lauder's base salary reflects his long service with the Company, his outstanding leadership and his stature in the industry. His bonus is determined by the application of an objective formula based on the amount that net earnings of the Company exceeded 4% of net sales. His option grant, which was made in accordance with his prior employment agreement, reflects the same principles that apply to grants to other executive officers.

     Mr. Langhammer became Chief Executive Officer on January 1, 2000. His salary reflects his long service with the Company, the exceptional results he has achieved and his stature in the industry. His bonus for fiscal 2000 was based on the Company's results individually and as compared to those achieved by the comparative group. His July 1999 option grant was made pursuant to his previous employment agreement and his January 2000 grant was made in connection with his promotion to Chief Executive Officer. The grants also reflect the principles described above for grants to other executive officers. The grant of stock units to Mr. Langhammer in July 1999 was made pursuant to his prior agreement. In connection with his new agreement, the Company converted units in respect of 181,585 shares of Class A Common Stock (100,000 shares after withholding) and the Committee increased the annual grants of restricted stock units from $1.5 million to $2 million. The increases in compensation under his new agreement reflect the additional responsibilities being undertaken by Mr. Langhammer and are intended to provide incentives for him to lead the Company to further success in the near and long-term.

     The Committee is aware of the limitations on deductibility for income tax purposes of certain compensation paid to its most highly compensated executive officers and considers the deduction limitation in determining compensation. The Company's compensation program as it applied to such persons in fiscal 2000 was designed to take advantage of regulations applicable to newly public companies and the "performance-based" exception to the deduction limitation. Furthermore, each employment agreement with the named executive officers provides that amounts payable pursuant thereto may be deferred to the extent such amounts would not be deductible.

                                          The Compensation Committee

                                          P. Roy Vagelos, M.D. (Chairman)
                                          Marshall Rose

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Class A Common Stock with the cumulative total return of the S&P 500 Index and a market weighted index of publicly traded peers. The returns are calculated by assuming an investment in the Class A Common Stock and each index of $100 on November 16, 1995 (the date the Class A Common Stock was priced in connection with the Company's initial public offering). The publicly traded companies included in the peer group are:
Avon Products, Inc., Groupe Clarins S.A., L'Oreal S.A., LVMH Moet Hennessy Louis Vuitton, The Procter & Gamble Company, Shiseido Company, Ltd. and Unilever N.V.


                        [PERFORMANCE GRAPH APPEARS HERE]

                                                 Cumulative Total Return
                                        ----------------------------------------
                                        11/16/1995  6/96  6/97  6/98  6/99  6/00

The Estee Lauder Companies Inc.                100   163   196   273   394   391
Peer Group Index                               100   109   170   225   221   152
S&P 500 Index                                  100   114   153   199   245   263

                  APPROVAL OF THE ESTEE LAUDER COMPANIES INC.
                   NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN
                                    (ITEM 2)

     The Board is proposing for stockholder approval The Estee Lauder Companies Inc. Non-Employee Director Share Incentive Plan (the "Plan"). The Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors of the Company and to assist in further aligning the interests of the non-employee directors with those of its other stockholders by providing them with opportunities to acquire shares of Class A Common Stock or to receive cash payments based on the value of shares. If the Plan is approved by stockholders at this Annual Meeting, no further awards will be made to non-employee directors under applicable provisions of The Estee Lauder Companies Inc. Fiscal 1996 and Fiscal 1999 Share Incentive Plans.

     The following summary describes the material features of the Plan but is not intended to be complete, and therefore the summary is qualified in its entirety by the Plan, a copy of which is annexed to this Proxy Statement.

ELIGIBILITY FOR PARTICIPATION

     Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a "non-employee director") will participate in the Plan. On September 15, 2000, there were three non-employee directors (excluding Dr. Vagelos who is retiring before any grants are made to him).

TYPES OF BENEFITS

     The Plan provides for benefits in a combination of stock options, stock awards and/or stock units (collectively, the "Benefits").

SHARES AVAILABLE

     The maximum number of shares of Class A Common Stock that may be delivered to non-employee directors and their beneficiaries under the Plan is 300,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares. Any shares covered by stock options or stock units granted under the Plan which are forfeited, cancelled, or expire are considered undelivered for the purposes of determining the maximum number of shares of Class A Common Stock available under the Plan. If any stock option is exercised by tendering shares of Class A Common Stock to the Company as full or partial payment in connection with the exercise of a stock option under the Plan, only the number of shares of Class A Common Stock issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of share of Class A Common Stock available for delivery under the Plan.

ADMINISTRATION

     The Plan will be administered by the Board or a committee of the Board (and therefore references to the Board in this summary include references to the committee). The Board may establish such rules and regulations as it deems necessary for the proper administration of the Plan, including determinations, interpretations and actions in connection with the Plan.

ANNUAL STOCK OPTIONS

     On the date of each annual meeting of stockholders of the Company during the term of the Plan (commencing with this Annual Meeting), each non-employee director in office immediately following such annual meeting will be granted automatically a stock option to purchase 5,000 shares of Class A Common Stock. The exercise price per share will equal the fair market value of a share on the date of grant. The exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Class A Common Stock then owned by the non-employee director, by the withholding of shares of Class A Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Board, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan. In determining which methods a non-employee director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

     Each stock option is exercisable beginning on the first anniversary of the date of grant provided that the non-employee director continues to serve as a director of the Company on such anniversary. Prior to the first anniversary, however, a stock option will become immediately exercisable in the event of a "Change in Control" of the Company (described below) or the death of the non-employee director. Generally, each stock option terminates on the tenth anniversary of the date of grant unless terminated earlier under the terms of the Plan.

     Generally, if a non-employee director ceases to serve as a director of the Company, any exercisable outstanding stock option previously granted under the Plan will remain exercisable up to and including a date five years after the date of cessation of service. However, generally, no stock option is exercisable later than ten years after grant. If the service of the non-employee director ceases by reason other than death, disability, voluntary retirement, or failure to be nominated for re-election (unless failure to be nominated is due to any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets of the Company), stock options granted to the non-employee director under the Plan will terminate immediately and become null and void.

     Stock options held by a non-employee director that have a remaining term of less than one year on the date of the non-employee director's death will automatically be extended to the first anniversary of the date of death.

     The exercise of any stock option that remains exercisable after a non-employee director ceases to serve as a director will be subject to satisfaction of the conditions precedent that the holder neither (a) competes with or takes other employment with or renders services to a competitor of the Company, its subsidiaries or affiliates without the consent of the Company, nor
(b) conducts himself or herself in a manner adversely affecting the Company.

STOCK AWARDS FOR NEW NON-EMPLOYEE DIRECTORS

     On the date of the first annual meeting of stockholders of the Company which is at least six months after the date the non-employee director is first elected to the Board, the Non-Employee director will be granted automatically 2,000 shares of Class A Common Stock, without restrictions, accompanied by an amount in cash for reimbursement of income taxes related to the grant and the cash reimbursement.

ANNUAL STOCK UNITS OR ELECTIVE STOCK OPTIONS

     As described below, the Plan provides that each non-employee director will receive a grant of stock units annually, or if the non-employee director elects, stock options instead.

     On the date of each annual meeting of stockholders of the Company during the term of the Plan (commencing with this Annual Meeting), each non-employee director in office immediately following such annual meeting will be granted automatically stock units, accompanied by dividend equivalent rights. A "stock unit" is a notional account representing one share of Class A Common Stock. A "dividend equivalent right" is the right to receive the amount of any dividend paid on the share of Class A Common Stock represented by a stock unit. The number of stock units received by each non-employee director is determined by dividing (x) a dollar amount determined from time to time by the Board ($25,000 for fiscal 2001) by (y) the average closing price of the Class A Common Stock for the twenty days on which trading occurred next preceding the date of grant of the stock units.

     On the first business day of the calendar year following the year in which a non-employee director ceases to serve as a director of the Company, the shares of Class A Common Stock representing stock units will be distributed to him or her, or in the case of the non-employee director's death, to his or her legal or personal representative. A non-employee director may defer the distribution of shares if he or she notifies the Company prior to July 1st of the calendar year in which the director ceases to serve.

     Instead of receiving a grant of stock units, a non-employee director may elect to receive a grant of stock options. The number of shares of Class A Common Stock subject to the stock options is determined by dividing (x) a dollar amount determined from time to time by the Board ($75,000 for fiscal 2001) by
(y) the fair market value of a share of Class A Common Stock on the date of grant. These elective stock options will be exercisable beginning on the first anniversary of the date of grant, without any requirement that the non-employee director continues to serve as a director, and will otherwise be subject to the same terms and conditions as the annual 5,000 share stock option grants made under the Plan (except that the elective stock options generally will have a term of ten years even if the non-employee director ceases to serve as a director).

OTHER AWARDS AND PROVISIONS

     The award of any Benefit under the Plan also may be subject to such other provisions as the Board determines appropriate. The Board also may make any other awards to non-employee directors (in addition to those expressly stated in the Plan) as are consistent with the purposes of the Plan with terms and conditions determined by the Board.

ADJUSTMENTS AND CHANGE IN CONTROL

     The Plan contains provisions for equitable adjustment of stock options and stock units in the event of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company. In addition, the Board has the authority to adjust, in an equitable manner, the number of shares of Class A Common Stock that may be issued under the Plan and the number of stock options, stock awards and stock units that may be granted under the Plan.

     If there is a Change in Control (as defined in the Plan) of the Company (other than, among other things, by reason of changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities), all outstanding stock options immediately become exercisable and all outstanding stock units immediately become payable. In the event of a Change in Control, the Board in its discretion, may cause each outstanding stock option to terminate, and each option holder would have the right to receive the excess of the fair market value of shares of Class A Common Stock subject to his or her stock options over its the exercise price, payable in cash or other property as determined by the Board.

NONTRANSFERABILITY

     The Plan provides that stock options and stock units may be transferred generally only by the will of the non-employee director or under applicable inheritance laws. At the discretion of the Board, a stock option or stock unit may be transferred solely to the non-employee director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the stock option or stock unit.

AMENDMENTS

     The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the Company's stockholders if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal U.S. federal income tax consequences of the Benefits under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

     Stock Options

     Stock options granted under the Plan are options that do not qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). A non-employee director who receives a stock option will not recognize any taxable income upon grant. However, the non-employee director generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at the time of exercise over the exercise price. As a result of
Section 16(b) of the Securities Exchange Act of 1934, under certain circumstances, the timing of income recognition may be deferred (the "Deferral Period"). Absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the exercise of the option (a "Section 83(b) Election"), recognition of income by the non-employee director will be deferred until the expiration of the Deferral Period, if any. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the non-employee director with respect to his or her stock option, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 280G of the Code do not apply. If a non-employee director exercises a stock option by delivering shares of common stock, other than shares previously acquired pursuant to the exercise of an "incentive stock option" which are delivered prior to the expiration of the holding periods specified in section 422(a) of the Code, the non-employee director will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the non-employee director's tax basis. The non-employee director, however, will be taxed as described above with respect to the exercise of the stock option as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

     Stock Awards

     Non-employee directors generally will recognize ordinary income with respect to stock awards at the time such awards are received in an amount equal to the fair market value of the shares of Class A Common Stock received. With respect to stock awards that are subject to a Deferral Period, absent a Section 83(b) Election a non-employee director will recognize ordinary income at the conclusion of the Deferral Period, in an amount equal to the fair market value (on such date) of the shares of Class A Common Stock. If a Section 83(b) Election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the fair market value of the shares of Class A Common Stock as of that date. In addition, the non-employee director will recognize ordinary income in an amount equal to the cash reimbursement payment received with respect to the stock award. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply.

     Stock Units

     Non-employee directors generally will not recognize ordinary income with respect to stock units at the time such stock units are granted. However such non-employee directors will recognize ordinary income with respect to such stock units at the time such stock units are distributed to the non-employee directors in an amount equal to the fair market value of the shares of Class A Common Stock on the date of distribution. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of
Section 280G of the Code do not apply.

     Dividends and Dividend Equivalents

     To the extent Benefits under the Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Plan, a non-employee director generally will recognize ordinary income with respect to such dividends or dividend equivalents when they are received.

     Change in Control

     In general, if the total amount of payments to a non-employee director that are contingent upon a "Change in Control" of the Company (as defined in Section 280G of the Code), including payments under the Plan that vest upon a "Change in Control," equals or exceeds three times the non-employee director's "base amount" (generally, such non-employee director's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the non-employee would be subject to a 20% excise tax on such portion of the payments.

REGULATION

     The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

OTHER INFORMATION

     If stockholders approve the Plan at this Annual Meeting, options to purchase an aggregate of 15,000 shares of Class A Common Stock are expected to be granted to non-employee directors immediately following the Annual Meeting. The aggregate number of annual stock units or elective stock options is not determinable.

     The closing price of a share of Class A Common Stock on September 26, 2000 was $36.125 per share. Approval of the Plan requires the affirmative vote of a majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the 2000 Annual Meeting of Stockholders.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ESTEE LAUDER COMPANIES INC. NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 3)

     The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 2001, subject to ratification of this appointment by the stockholders of the Company. Arthur Andersen LLP has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any member thereof has any direct or material indirect financial interest in the Company.

     One or more representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors will reconsider the appointment.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2001. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

     The Company will hold the votes of all stockholders in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

     Solicitation may be undertaken by mail, telephone, electronic means and personal contact by directors, officers and employees of the Company without additional compensation.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     If a stockholder intends to present a proposal for action at the 2001 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by June 5, 2001. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. If the chairman at any stockholders meeting determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination.

     In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2001 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to Paul E. Konney, Senior Vice President, General Counsel and Secretary, The Estee Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

                               OTHER INFORMATION

     Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a Director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.

                                          PAUL E. KONNEY
                                          Senior Vice President,
                                          General Counsel and Secretary

New York, New York
October 4, 2000

     THE ANNUAL REPORT TO STOCKHOLDERS OF THE COMPANY FOR THE FISCAL YEAR ENDED JUNE 30, 2000, WHICH INCLUDES FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATIONS OF PROXIES.

                                                                       EXHIBIT A

                        THE ESTEE LAUDER COMPANIES INC.
                   NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

1. PURPOSE. The Estee Lauder Companies Inc. Non-Employee Director Share Incentive Plan (the "Plan") is intended (i) to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors of The Estee Lauder Companies Inc. (the "Company"), and (ii) to assist in further aligning the interests of the Company's non-employee directors with those of its other stockholders, by providing non-employee directors with opportunities to acquire shares of the Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein.

2. ADMINISTRATION.

     The Plan will be administered by the Board of Directors of the Company (the "Board") or a committee appointed by the Board from among its members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

     The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3. PARTICIPANTS. Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") shall be eligible to participate in the Plan.

4. TYPE OF BENEFITS. Benefits under the Plan shall be granted in a combination of (a) Stock Options, (b) Stock Awards and/or (c) Stock Units (each as described below, and collectively, the "Benefits"). Benefits may be evidenced by agreements (which need not be identical) in such forms as the Board may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5. COMMON STOCK AVAILABLE UNDER THE PLAN.

     (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 9 hereof, the maximum number of shares of Class A Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 300,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares. Any shares of Class A Common Stock covered by a Stock Option or Stock Unit granted under the Plan, which is forfeited, is canceled, or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan.

     (b) If any Stock Option is exercised by tendering shares of Class A Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, only the number of shares of Class A Common Stock issued net of the shares of Class A Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan.

6. ANNUAL STOCK OPTIONS.

     (a) GRANT. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan (commencing with the Annual Meeting of Stockholders to be held on November 9, 2000), each Non-

Employee Director in office immediately following such Annual Meeting shall be granted automatically a Stock Option to purchase 5,000 shares of Class A Common Stock (subject to adjustments made in accordance with Section 9 hereof). Stock Options are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined herein) of a share of Class A Common Stock on the date of grant (subject to adjustments made in accordance with Section 9 hereof).

     (c) PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Class A Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), by the withholding of shares of Class A Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Board, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

     (d) EXERCISE PERIOD.

          (i) GENERAL. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable beginning on the first anniversary of the date of grant provided that the Non-Employee Director continues to serve as a director of the Company on such anniversary date; provided, however, any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company (as defined in Section 9(b) hereof), subject to
     Section 9(b) hereof or (B) the death of the Non-Employee Director. Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan or later pursuant to
     Section 6(d)(iii) hereof. If a Non-Employee Director ceases to serve as a director of the Company for any reason other than as a result of a Change in Control or his or her death, each Stock Option granted to such person less than one year prior to cessation of service shall immediately terminate and become null and void upon such cessation of service.

          (ii) TERMINATION OF DIRECTORSHIP. If a Non-Employee Director ceases to serve as a director of the Company, any exercisable outstanding Stock Option previously granted to such Non-Employee Director shall, to the extent not theretofore exercised, remain exercisable at any time up to and including a date that is five years after the date of such cessation of service, except as set forth in Section 6(d)(iii) hereof, at which time such Stock Option shall terminate and become null and void; provided, however, that no Stock Option shall be exercisable later than ten years after the date of grant (except as set forth in Section 6(d)(iii) hereof); provided, further, however, if the service of a Non-Employee Director ceases by reason other than (A) death,
     (B) disability (as described in Section 22(e)(3) of the Code),
     (C) voluntary retirement from service as a director of the Company, or
     (D) the failure of the Company to nominate for re-election such Non-Employee Director who is otherwise eligible, unless such failure to nominate for re-election is due to any act of (1) fraud or intentional misrepresentation or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary, in which case such Stock Option shall immediately terminate and become null and void.

          (iii) EXTENSION OF TERM. The term of exercise of all outstanding Stock Options held by a Non-Employee Director that have a remaining term of less than one year on the date of such Non-Employee Director's death shall automatically be extended to the first anniversary of the date of death.

     (e) POST-DIRECTORSHIP EXERCISES. The exercise of any Stock Option after a Non-Employee Director ceases to serve as a director shall be subject to satisfaction of the conditions precedent that the former Non-Employee Director neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company. If a Stock Option shall be exercised by the legal or personal representative of a deceased Non-Employee Director or former Non-Employee Director, or by a person who acquired a Stock Option granted hereunder by bequest or inheritance or by reason of the death of any Non-Employee Director or former Non-Employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

7. STOCK AWARDS FOR NEW NON-EMPLOYEE DIRECTORS. On the date of the first Annual Meeting of Stockholders of the Company which is at least six months after the date a Non-Employee Director is first elected to the Board, such Non-Employee Director (provided that he or she is in office immediately following the Annual Meeting) shall be granted automatically 2,000 shares of Class A Common Stock (subject to adjustments made in accordance with Section 9 hereof), without restrictions, accompanied by an amount in cash for reimbursement of income taxes related to such grant and cash reimbursement payment.

8. ANNUAL STOCK UNITS OR ELECTIVE STOCK OPTIONS.

     (a) Subject to clause (e) below, on the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically that number of Stock Units obtained by dividing (i) a dollar amount determined from time to time by the Board (such amount, which constitutes the portion of the annual retainer payable by the grant of Stock Units, being $25,000 for the calendar year ending December 31, 2000) by (ii) the average closing price of the Class A Common Stock for the twenty days on which trading occurred next preceding the date of grant of the Stock Units. Each grant of a Stock Unit shall be accompanied by a Dividend Equivalent Right (as defined below) with respect to such Stock Unit.

     (b) On the first business day of the calendar year following the year in which a Non-Employee Director ceases to serve as a director, the shares of Class A Common Stock representing the Stock Units granted to the Non-Employee Director shall be distributed to him or her or, in the case of his or her death, to his or her legal or personal representative.

     (c) A Non-Employee Director may, by delivering written notice to the Secretary of the Company prior to July 1st of the calendar year in which such Non-Employee Director ceases to serve as a director, elect not to receive shares of Class A Common Stock on the date specified in Section 8(b) hereof and request the Company to continue to maintain the Stock Units on its books of account. In such event, the shares of Class A Common Stock representing the Stock Units shall be distributed pursuant to an agreement of deferral.

     (d) A "Stock Unit" means a notional account representing one share of Class A Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Class A Common Stock represented by a Stock Unit, which shall be payable in the form of additional Stock Units. Additional Stock Units paid in respect of Dividend Equivalent Rights shall be subject to the same terms and conditions as the Stock Units with which the Dividend Equivalent Rights are associated.

     (e) Notwithstanding the foregoing, in lieu of being granted Stock Units pursuant to Section 8(a) hereof, a Non-Employee Director may elect to be granted Stock Options pursuant to this Section 8(e) at the time such Non-Employee Director would have otherwise been granted Stock Units, by delivering written notice of the director's election to the Secretary of the Company no later than the date of the Annual Meeting of Stockholders. The number of shares of Class A Common Stock subject to such Stock Options shall be determined by dividing
(i) a dollar amount determined from time to time by the Board (such amount, which constitutes that portion of the annual retainer payable by the grant of Stock Options, being $75,000 for the calendar year ending December 31, 2000) by (ii) the Fair Market Value of a share of Class A Common Stock on the date of grant of the Stock Options. Such Stock Options shall be exercisable beginning on the first anniversary of the date of grant, without any requirement that the Non-Employee Director continues to serves as a director of the Company on such anniversary date, but otherwise subject to the same terms and conditions as set forth in Sections 6(b), (c),
(d)(i), (d)(iii) and (e) hereof.

     (f) Notwithstanding the foregoing, in no event shall a Non-Employee Director be granted Stock Options or Stock Units (including Dividend Equivalent Rights), as the case may be, pursuant to this Section 8 for greater than 5,000 shares of Class A Common Stock (subject to amendment from time to time by the Board, and to adjustments made in accordance with Section 9 hereof) in any calendar year.

9. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

     (a) If there shall be any change in the Class A Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Unit such that each such Stock Option and Stock Unit shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Class A Common Stock subject to such Stock Option and Stock Unit had such Stock Option and Stock Unit been exercised or paid in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director's rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options and Stock Units, and the exercise price applicable to outstanding Stock Options.

     (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all outstanding Stock Units shall immediately become payable. For purposes of this Section 9(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

          (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (ii) During any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

          (iii) The Class A Common Stock shall cease to be publicly traded; or

          (iv) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

          (v) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 9(b)(ii) or (iii) above, and such transaction shall have been consummated.

     Notwithstanding the foregoing, none of the following shall constitute a Change in Control of the Company: (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities, without other changes that would constitute a Change in Control; (B) any spin-off of a division or subsidiary of the Company to its stockholders; or (C) any event listed in (i) through (v) above that the Board determines not to be a Change in Control of the Company.

     For purposes of this Section 9(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

     The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Class A Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Class A Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

10. NONTRANSFERABILITY. Stock Options and Stock Units granted under the Plan to a Non-Employee Director shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director. In the event of the death of a Non-Employee Director, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death and by such persons as set forth in Section 6 above. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option or Stock Unit may permit the transferability of any such Stock Option or Stock Unit by a Non-Employee Director solely to the Non-Employee Director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option or Stock Unit.

11. OTHER AWARDS AND PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other Non-Employee Director) as the Board determines appropriate. The Board also may make any other awards to Non-Employee Directors as are consistent with the purposes of this Plan with such terms and conditions as the Board may determine in its sole discretion.

12. ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Class A Common Stock issued under this Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Class A Common Stock under the Plan or make any other distribution of Benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

13. FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradable on a national securities exchange or other market system, and if the Class A Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Class A Common Stock.

14. TENURE. A Non-Employee Director's right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

15. UNFUNDED PLAN. Non-Employee Directors shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16. NO FRACTIONAL SHARES. No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Stock Unit without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

18. GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

19. EFFECTIVE DATE. The Plan shall be effective as of November 9, 2000 (the "Effective Date").

                         THE ESTEE LAUDER COMPANIES INC.

                              CLASS A COMMON STOCK

PROXY

                       ANNUAL MEETING OF THE STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Fred H. Langhammer, Paul E. Konney and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estee Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on November 9, 2000, at the Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

This proxy when properly executed, will be            Please mark [X]
voted as directed herein. If no direction is          your votes as indicated in
given, this proxy will be voted in                    this example
accordance with recommendations of the
Company's Board of Directors "FOR" all
nominees in Item 1 and "FOR" Items 2 and 3.

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

DATED:                            , 2000
      ----------------------------

----------------------------------------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


----------------------------------------------------------------------------
TITLE


----------------------------------------------------------------------------
SIGNATURE(S) OF JOINT STOCKHOLDER(S)


----------------------------------------------------------------------------
TITLE

                                                                           FOR ALL NOMINEES      WITHHOLD AUTHORITY FOR ALL NOMINEES
                                                                        with exceptions noted
I plan to attend the Annual       [ ]   Item 1 - Election of two                 [ ]                             [ ]
Meeting                                 (2) Class I Directors:
                                        Fred H. Langhammer and
                                        Faye Wattleton

                                        Withheld for the following only:  (Write the name(s) of the Nominee(s) in the space below)


                                        --------------------------------------------------------------------------------------------

                                                                         FOR                 AGAINST               ABSTAIN
                                        Item 2 - Approval of the              [ ]                   [ ]                   [ ]
                                        Non-Employee Director
                                        Share Incentive Plan.

                                        Item 3 - Ratification of              [ ]                   [ ]                   [ ]
                                        appointment of Arthur
                                        Andersen LLP as
                                        independent auditors for
                                        the 2001 fiscal year.

                                        [ ] By checking the box to the left, I consent to future access of the Annual Reports,
                                            Proxy Statements, prospectuses and other communications electronically via the Internet.
                                            I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon
                                            Shareholder Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

------------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

            NOTICE: IF YOU PLAN ON ATTENDING THE 2000 ANNUAL MEETING,
                  PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.

            NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

                                      ESTEE
                                     LAUDER
                                    COMPANIES

                         The Estee Lauder Companies Inc.
                         Annual Meeting of Stockholders
                    November 9, 2000, 10:00 a.m. (local time)
                             160 Central Park South
                               New York, New York

--------------------------------------------------------------------------------
If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials please provide your consent with your proxy vote.
--------------------------------------------------------------------------------

                         THE ESTEE LAUDER COMPANIES INC.

                              CLASS B COMMON STOCK

PROXY

                       ANNUAL MEETING OF THE STOCKHOLDERS

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned, revoking all previous proxies, hereby constitutes and appoints Fred H. Langhammer, Paul E. Konney and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estee Lauder Companies Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on November 9, 2000, at the Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

 -------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

This proxy when properly executed, will be            Please mark [X]
voted as directed herein. If no direction is          your votes as indicated in
given, this proxy will be voted in                    this example
accordance with recommendations of the
Company's Board of Directors "FOR" all
nominees in Item 1 and "FOR" Items 2 and 3.

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

DATED:                            , 2000
      ----------------------------

----------------------------------------------------------------------------
SIGNATURE(S) OF STOCKHOLDER(S)


----------------------------------------------------------------------------
TITLE


----------------------------------------------------------------------------
SIGNATURE(S) OF JOINT STOCKHOLDER(S)


----------------------------------------------------------------------------
TITLE

                                                                           FOR ALL NOMINEES      WITHHOLD AUTHORITY FOR ALL NOMINEES
                                                                        with exceptions noted
I plan to attend the Annual       [ ]   Item 1 - Election of two                 [ ]                             [ ]
Meeting                                 (2) Class I Directors:
                                        Fred H. Langhammer and
                                        Faye Wattleton

                                        Withheld for the following only:  (Write the name(s) of the Nominee(s) in the space below)


                                        --------------------------------------------------------------------------------------------

                                                                           FOR               AGAINST               ABSTAIN
                                        Item 2 - Approval of the              [ ]                   [ ]                   [ ]
                                        Non-Employee Director
                                        Share Incentive Plan.

                                        Item 3 - Ratification of              [ ]                   [ ]                   [ ]
                                        appointment of Arthur
                                        Andersen LLP as
                                        independent auditors for
                                        the 2001 fiscal year.

                                        [ ] By checking the box to the left, I consent to future access of the Annual Reports,
                                            Proxy Statements, prospectuses and other communications electronically via the Internet.
                                            I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, ChaseMellon
                                            Shareholder Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

------------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

            NOTICE: IF YOU PLAN ON ATTENDING THE 2000 ANNUAL MEETING,
                  PLEASE CHECK THE BOX ON THE PROXY CARD ABOVE.
                   AN ADMISSION TICKET WILL BE MAILED TO YOU.

            NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

                                      ESTEE
                                     LAUDER
                                    COMPANIES

                         The Estee Lauder Companies Inc.
                         Annual Meeting of Stockholders
                    November 9, 2000, 10:00 a.m. (local time)
                             160 Central Park South
                               New York, New York

--------------------------------------------------------------------------------
If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials please provide your consent with your proxy vote.
--------------------------------------------------------------------------------

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                                      ESTEE
                                     LAUDER
                                   COMPANIES]